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                                                                    Exhibit 2.3

                                    FORM OF
                        VOTING AND CONVERSION AGREEMENT

   This VOTING AND CONVERSION AGREEMENT (the "Agreement"), is entered into as of November 9, 2001, by and among Occam Networks Inc., a California corporation ("Occam"), the undersigned shareholders (the "Shareholders") of Occam and Accelerated Networks, Inc., a Delaware corporation ("ANI"), and is for the benefit of ANI. Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the meaning assigned to such terms in the Merger Agreement (as defined below).

   WHEREAS, contemporaneously with the execution of this Agreement, Occam and ANI are entering into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), providing for, among other things, the merger of a wholly-owned subsidiary of ANI into Occam (the "Merger") and the conversion of the outstanding shares of common stock of Occam into the right to receive shares of common stock of ANI pursuant to the Merger, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection therewith; and

   WHEREAS, the Merger Agreement contemplates the execution and delivery of this Agreement; and

   WHEREAS, in order to induce ANI to enter into the Merger Agreement, the Shareholders are entering into this Agreement in their respective capacities as shareholders of Occam and not in their respective capacities as directors or officers of Occam, if applicable.

   NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

   1. Representations of Shareholders. Each of the Shareholders represents and warrants to ANI that (a) such Shareholder lawfully owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) and of record that number of shares of Occam Preferred Stock and Occam Common Stock, set forth opposite such Shareholder's name on Exhibit A (collectively, the "Shares"), respectively, free and clear of any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or operation of law) and, except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Shareholder is a party relating to the pledge, disposition or Voting (as defined herein) of any shares of capital stock of Occam and there are no Voting trusts, proxies or Voting agreements with respect to such Shares, (b) such Shareholder does not beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) any additional shares of Occam Preferred Stock or Occam Common Stock other than the Shares and, except as disclosed on Exhibit A, does not have any options, warrants or other rights to acquire any additional shares of capital stock of Occam or any security exercisable for or convertible into shares of capital stock of Occam, and (c) such Shareholder has full power and authority to enter into, execute and deliver this Agreement and any proxy delivered pursuant to
Section 3 and to perform such Shareholder's obligations hereunder and thereunder. Each of the Shareholders further represents and warrants to ANI that the execution and delivery of this Agreement do not and the execution and delivery of any proxy delivered pursuant to Section 3 by such Shareholder and the performance of this Agreement and any proxy delivered pursuant to Section 3 by such Shareholder will not: (a) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Shareholder or by which it or any of its assets is or may be bound or affected; (b) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other individual or entity (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities (as defined herein) pursuant to, any contract to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's affiliates or assets is or may be bound or affected; or (c) require any consent or approval of any other Person. For purposes of this Agreement, "Vote" shall include voting of Shares in person or by proxy in favor of or against any action or consenting to any action in accordance with Chapter 6 of the

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California General Corporation Law, and "Voting" shall have a correlative meaning. For purposes of this Agreement, "Subject Securities" shall mean: (i) all securities of Occam (including all shares of capital stock of Occam and all options, warrants and other rights to acquire shares of capital stock of Occam) owned beneficially or of record by a Shareholder as of the date of this Agreement; and (ii) all additional securities of the Occam (including all additional shares of capital stock of Occam and all additional options, warrants and other rights to acquire shares of capital stock of Occam) which a Shareholder acquires or becomes the owner of beneficially or of record during the period from the date of this Agreement through the Termination Date (as defined below).

   2. Agreement to Vote Shares. During the period from the date of this Agreement through the Termination Date, each of the undersigned Shareholders hereby agrees to Vote all Subject Securities (to the extent then entitled to Vote) at every meeting of the shareholders of Occam and at any adjournment or postponement thereof, and on every matter submitted for action or approval by written consent of the shareholders of Occam (a) IN FAVOR OF the approval and adoption of the Merger Agreement and the approval of the Merger, each of the other actions contemplated by the Merger Agreement and any action in furtherance of any of the foregoing and (b) AGAINST (1) any Occam Acquisition or any agreement relating thereto, (2) any action that is intended, or could reasonably be expected, to facilitate the consummation of any Occam Acquisition or (3) any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of Occam under the Merger Agreement. The agreement contained in this Section 2 is irrevocable to the fullest extent permitted under California law.

   3. Irrevocable Proxy. Each Shareholder hereby agrees (a) to deliver to ANI one or more proxies which shall be irrevocable to the fullest extent permitted by California law, with respect to the Shares owned of record by such Shareholder and (b) cause to be delivered to ANI any additional proxies executed on behalf of the record owner of any outstanding Shares that were owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by such Shareholder. Such proxies shall provide for the Voting set forth in Section 2.

   4. No Voting Trusts. Each of the Shareholders agrees that, prior to the Termination Date, such Shareholder will not, nor will such Shareholder permit any Person under such Shareholder's control to, deposit any of the Subject Securities in a voting trust or subject any of the Subject Securities to any proxy or arrangement with respect to the Voting of the Subject Securities other than agreements entered into with ANI.

   5. No Dissenters' Rights; No Solicitation. Each of the Shareholders hereby irrevocably and unconditionally waives, and agrees that such Shareholder will not assert, nor will such Shareholder permit any Person under such Shareholder's control to assert, any "dissenters" rights" pursuant to Chapter 13 of the California General Corporation Law, any rights of appraisal or any other similar rights in connection with the Merger. Each Shareholder further agrees that such Shareholder shall not directly or indirectly take any action that if taken by Occam would violate Section 5.4(a) of the Merger Agreement.

   6. Transfer and Encumbrance. Each of the Shareholders agrees that, prior to the Termination Date, such Shareholder shall not transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber (or enter into an agreement to do any of the foregoing) any of the Subject Securities . This
Section 6 shall not prohibit a transfer of Subject Securities by a Shareholder
(i) to any member of such Shareholder's immediate family, or to a trust for the benefit of such Shareholder or any member of such Shareholder's immediate family or (ii) upon the death of Shareholder; provided, however, that a transfer referred to in clause "(i)" or "(ii)" of this sentence shall be permitted only if, as a precondition to such transfer, each transferee agrees in a writing, reasonably satisfactory in form and substance to ANI, to be bound by the terms of this Agreement.

   7. Legending of Shares; Other Actions. If so requested by ANI, each Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement. From time to time and without additional consideration, each Shareholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents and other instruments, and shall take such further actions, as ANI may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.


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   8. Conversion of Preferred Stock. Each Shareholder who owns or becomes the owner, beneficially (as such term is defined in Rule 13d-3 under the Exchange
Act) or of record, as of the date of this Agreement or at any time prior to the Termination Date (including pursuant to the First Financing), any shares of Occam Preferred Stock hereby (a) agrees that immediately prior to the Effective Time, all such shares of Occam Preferred Stock (including those Shares set forth in Exhibit A) shall be automatically converted into Occam Common Stock at the respective conversion prices determined in accordance with Occam's Articles of Incorporation, as amended, (b) agrees that such Shareholder shall execute and deliver any and all documents necessary to confirm Shareholder's agreement herein to effect the conversion of such shares of Occam Preferred Stock and (c) acknowledges that pursuant to this Section 8, such Shareholder shall be deemed to have irrevocably delivered its written consent authorizing and approving (and to otherwise have voted in favor of) the conversion of all outstanding shares of Occam Preferred Stock pursuant to Section 3(a)(ii) of Occam's Articles of Incorporation, as amended. Notwithstanding the foregoing, in the event the Merger is not consummated, no conversion of the Preferred Stock shall occur.

   9. Specific Performance. Each Shareholder hereto acknowledges that it will be impossible to measure in money the damages to ANI if such Shareholder fails to comply with any of the obligations imposed by this Agreement and that, in the event of any such failure, ANI will not have an adequate remedy at law or damages. Accordingly, each Shareholder hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that ANI has an adequate remedy at law.

   10. Entire Agreement, Amendment, Waiver. This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

   11. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by fax or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

   If to ANI:

   Accelerated Networks, Inc.
   301 Science Drive
   Moorpark, California 93021
   Attention: H. Michael Hogan, III, Chief Financial Officer
   Facsimile: (805) 553-9697

   With a copy to:

   Cooley Godward LLP
   Five Palo Alto Square
   3000 El Camino Real
   Palo Alto, California 94306
   Attention: David Lipkin
   Facsimile: (650) 849-7400

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   If to Occam:

   Occam Networks Inc.
   77 Robin Hill Road
   Santa Barbara, California 93117
   Attention: Kumar Shah, President
   Facsimile: (805) 692-5309

   With a copy to:

   Wilson Sonsini Goodrich & Rosati Professional Corporation
   650 Page Mill Road
   Palo Alto, California 94304-1050
   Attention: John B. Goodrich
   Facsimile: (650) 493-6811

   If to a Shareholder, to the address or fax number set forth for such Shareholder on the signature page hereof, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

   12. Miscellaneous.

      (a) Governing Law. This agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with and subject to the laws of the State of California, without reference to conflicts of laws principles.

      (b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(b).

      (c) Severability. In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an "invalid provision"), then such invalid provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the invalid provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

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      (d) Counterpart. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

      (e) Termination. This Agreement shall terminate upon the earlier to occur of (i) the Effective Time and (ii) the date which is forty-five (45) days after the termination of the Merger Agreement pursuant to Article VII of the Merger Agreement (the "Termination Date").

      (f) Headings, Recitals. All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

      (g) Third Party Beneficiaries. Nothing in this agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of this agreement.


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EXECUTED as of the date first set forth above.

                                          OCCAM NETWORKS INC.

                                          By:
                                            -----------------------------------

                                          Name:
                                              ---------------------------------

                                          Title:
                                             ----------------------------------

                                          ACCELERATED NETWORKS, INC.


                                          By:
                                            -----------------------------------

                                          Name:
                                              ---------------------------------

                                          Title:
                                             ----------------------------------

                                          SHAREHOLDER

                                          By:
                                            -----------------------------------

                                          Name:
                                              ---------------------------------

                                          Title:
                                             ----------------------------------

                                          Shareholder's Address:

                                         --------------------------------------

                                         --------------------------------------

                                          Facsimile:

                     (Signature Page to Voting Agreement)

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                                   EXHIBIT A

                                                 Shares Held Shares Held
          Name of Shareholder    Class of Shares  of Record  Beneficially
          -------------------    ---------------  ---------  ------------

   Exceptions to Representations:

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